Exhibit 99

Bina Thompson 212-310-3072

Hope Spiller 212-310-2291

FOR IMMEDIATE RELEASE…

Colgate Announces Strong 3rd Quarter, Exceeding Expectations

Operating and Net Profit Up Double-Digit

Excellent Sales and Volume Growth Worldwide

New York, New York, October 30, 2007… Colgate-Palmolive Company (NYSE:CL) today announced excellent worldwide sales and unit volume growth together with double-digit earnings growth for third quarter 2007. Worldwide sales grew 12.0% to $3,528.2 million and unit volume grew 5.5%, as reported. Excluding divestments, worldwide sales and unit volume grew 13.0% and 6.5%, respectively. Global pricing increased 1.0%, and foreign exchange added 5.5%. The very strong top-line growth was supported by a 12% increase in worldwide advertising spending.

Third quarter 2007 results include $36.3 million of aftertax charges related to the 2004 Restructuring Program and a $10.0 million non-cash, aftertax SFAS 88 pension charge with no such comparable pension charge in 2006. This SFAS 88 pension charge is a result of lump sum payments of normal retirement benefits associated with a nonqualified retirement plan in the United States. In the year ago quarter, restructuring charges were $58.5 million aftertax.

As reported, gross profit margin increased 120 basis points to 56.2%. Excluding restructuring charges, gross profit margin increased 80 basis points to a record 57.3% on top of the 140 basis point improvement in the year ago period, despite significant increases in agricultural commodity costs in the Hill’s division.

Operating profit as reported increased 22% versus third quarter 2006 to $668.8 million, 19.0% of sales. Excluding restructuring and SFAS 88 charges, operating profit rose 16%

to $735.3 million. On the same basis, operating profit margin was 20.8% of sales, up 70 basis points versus the year ago period.

Reported net income and diluted earnings per share in third quarter 2007 were $420.1 million and $.77, respectively. Excluding restructuring and SFAS 88 charges, net income in the quarter increased 16% versus third quarter 2006 to a record $466.4 million, and diluted earnings per share increased 18% to $.86, also a record. In third quarter 2006, reported net income and diluted earnings per share were $344.1 million and $.63, respectively, and net income and diluted earnings per share excluding restructuring charges were $402.6 million and $.73, respectively.

Net cash provided by operations year to date increased by 20% to $1,638.7 million after building inventories to support the business during factory closings related to the 2004 Restructuring Program. Colgate’s strong balance sheet strengthened even further during the period with key measures improving and net debt declining versus third quarter 2006 and second quarter 2007. End of third quarter 2007 working capital improved to 2.4% of sales versus 2.6% in the comparable 2006 period.

Ian Cook, President and CEO commented, “We are delighted that our excellent top and bottom line growth momentum continued this quarter with every geographic region delivering sales and profit increases. This is the fourth consecutive quarter of double-digit sales and profit growth worldwide, and our 18% increase in earnings per share, excluding restructuring and SFAS 88 charges, is the highest quarterly increase we have seen in over four years.

“Colgate’s market shares are strong and getting stronger in key markets around the world. Colgate strengthened its global leadership in toothpaste and manual toothbrushes during the quarter and our global market share in both categories increased to all-time record highs.

“The gross margin expansion and other savings programs helped fund higher advertising spending across all operating divisions while still generating double-digit operating profit growth worldwide.

“We are of course pleased that the excellent operating profitability delivered higher than expected net income and earnings per share even after the significant increase in advertising spending and absorbing a higher than expected tax rate in the quarter.”

Mr. Cook further commented, “As we look to the balance of the year we are confident that the strong top-line growth will continue, driven by our very full new product pipeline with an array of impactful, integrated marketing campaigns to support them. We expect gross profit margin, excluding restructuring charges, to be up within our targeted range of 75 to 125 basis points for this year and next year as well, as a result of our ongoing cost-savings initiatives, the benefits from restructuring, efficiencies in promotional programs and a continued shift towards higher-margin products.

“All this adds to our strong confidence that we will deliver double-digit earnings per share growth for the balance of 2007 and full year 2008.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on third quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgate.com.

The following are comments about divisional performance. See attached Geographic Sales Analysis and Segment Information schedules for additional information on divisional sales and operating profit.

North America (20% of Company Sales)

Positive growth continued in North America, fueled by new product sales and market share gains. As reported, sales and unit volume grew 3.0% and 1.5%, respectively. Excluding the divestiture of the Canadian household bleach business, sales and unit volume grew 4.5% and 3.0%, respectively. Pricing increased 0.5% and foreign exchange added 1.0%. North American operating profit increased 19% during the quarter to an all-time record level.

In the U.S., new product launches in the super-premium category are contributing to growth in oral care. Colgate Total Advanced Clean toothpaste, supported by an integrated marketing campaign featuring Brooke Shields and an expansive professional sampling program, helped drive market share for Colgate Total toothpaste to its highest quarterly share ever at 15.3%. Colgate Max Fresh BURST toothpaste, infused with 50% more mini breath strips, continues to build incremental market share for the Max Fresh equity, now at 3.9% year to date. Colgate’s share of the manual toothbrush market is 25.6% year to date, up 2.0 share points versus year ago, fueled by the continued success of Colgate 360° manual toothbrush and its latest variant Colgate 360° Sensitive.

Positive growth momentum for both sales and profits in North America is expected to continue. Successful new products contributing to growth in other categories include Irish Spring body wash for men, Softsoap brand Nutra-Oil moisturizing body wash and Mennen Speed Stick 24/7 Gametime deodorant. Fabuloso liquid cleaner, Suavitel fabric conditioner and Irish Spring bar soap each achieved record high market shares year to date.

New products planned for launch in the fourth quarter include Softsoap brand SPA Radiant body wash and liquid hand soap, Irish Spring Moisture Blast and Irish Spring Reviving Mint body washes, Softsoap brand Pink Grapefruit liquid hand soap and Mennen Speed Stick 24/7 Momentum deodorant.

Latin America (25% of Company Sales)

As reported, Latin American sales and unit volume grew 16.0% and 7.5%, respectively, in the third quarter. Excluding the divested bleach businesses, sales and unit volume grew 18.0% and 9.5%, respectively. All significant markets in the region contributed to the very strong volume gains, led by Mexico, Brazil, Venezuela, Central America, Argentina and Ecuador. Higher pricing added 3.0% and foreign exchange added 5.5%.

Latin American operating profit increased 13%, to an all-time record level even after a strong double-digit increase in advertising during the quarter.

Colgate continues to build its strong leadership in oral care throughout Latin America with its regional toothpaste market share at a record high year to date driven by market share gains in nearly every country. The multi-country rollout of Colgate Total Professional Clean toothpaste helped drive the regional market share for Colgate Total to an all-time high during the quarter. Colgate Max Fresh and Colgate Max White toothpastes also achieved share gains year to date. Colgate’s leading share of the manual toothbrush market for the region is at a record high year to date, up 320 basis points versus year ago. Strong sales of Colgate 360° manual toothbrush throughout the region contributed to this success.

In other product categories, Plax Alcohol Free and Plax Ice mouthwashes, Palmolive Naturals Mint & Eucalyptus, Palmolive Nutri-Milk, Protex Deo 12 and Protex Propolis bar soaps, Lady Speed Stick Double Defense deodorant, Palmolive Caprice shampoo and Palmolive Nutri-Milk shower gel contributed to market share gains in the region.

Europe/South Pacific (25% of Company Sales)

Europe/South Pacific sales increased 12.0% to a record level, and unit volume grew 4.5%. Pricing was negative 2.0% and foreign exchange added 9.5%. Strong volume gains in the Gaba business, the United Kingdom, Denmark and Romania more than offset a volume decline in Germany due to challenging market conditions. Operating profit for the region grew 11% to an all-time record level, even after a significant increase in advertising during the quarter.

Colgate increased its oral care leadership in Europe/South Pacific led by toothpaste market share gains in France, Germany, United Kingdom, Italy, Spain, Greece, Austria, Norway, Romania, Denmark, Belgium, Poland and Australia. Successful premium products driving these share gains include Colgate Total, Colgate Total Professional Weekly Clean and Colgate Max Fresh toothpastes. Gaba’s toothpaste market share also grew in many markets across the region, in both the food and pharmacy channels. In the manual toothbrush category, strong sales of Colgate 360°, Colgate 360° Sensitive and Colgate Max Fresh toothbrushes strengthened Colgate’s market leadership in this category for the region.

Recent premium innovations contributing to gains in other product categories include Palmolive Pure Cashmere shower gel, Colgate Plax Gentle Care mouth rinse, Soupline Aromatherapy fabric conditioner, and Ajax Professional bucket dilutable and Ajax Professional glass cleaners.

Greater Asia/Africa (17% of Company Sales)

Greater Asia/Africa sales and unit volume increased 18.5% and 9.5%, respectively. The strong volume gains were led by India, Russia, Turkey, Ukraine, South Africa, the Gulf States and the Greater China region, where volume increased 17% during the quarter. For the division as a whole, pricing increased 1.0% and foreign exchange added 8.0%. Operating profit for the region increased 38% to an all-time record level, even after a sizable increase in advertising spending during the quarter.

Colgate strengthened its oral care leadership in the Greater Asia region with 11 out of 14 countries reporting toothpaste market share gains versus year ago led by India, China, Philippines, Thailand, Ukraine, Russia and the rest of the CIS countries. Colgate’s share of the manual toothbrush market also strengthened throughout the region with many countries achieving record high shares in the category. Successful new products driving the oral care growth include Colgate Total Professional Clean, Colgate Herbal Seabuckthorn, Darlie Double Action and Colgate Max White toothpastes, and Colgate 360°, Colgate 360° Sensitive and Colgate Twister Fresh manual toothbrushes.

New products contributing to growth in other categories in the region include Palmolive Thermal Spa Seabuckthorn shower gel, bar soap and liquid hand soap, Palmolive Pure Cashmere shower cream and bar soap, and Palmolive Floral and Odor Neutralizing liquid hand soap.

Hill’s (13% of Company Sales)

Innovative new products and veterinary recommendations continue to drive growth at Hill’s, a world leader in specialty pet food. Hill’s sales and unit volume grew 12.0% and 5.0%, respectively, during the quarter. Pricing increased 4.0% and foreign exchange added 3.0%. Operating profit increased 10% even after significantly higher agricultural commodity costs during the quarter.

Consumption growth and market share gains in the U.S. specialty pet channel during the quarter were driven by strong sales of Science Diet Canine Large Breed and Science Diet Canine Lamb & Rice Small Bites. The relaunch of Science Diet Canine Nature’s Best with upgraded all natural ingredients during the quarter is also off to a strong start. Science Diet Indoor Cat and Science Diet Light contributed to growth in feline. Prescription Diet c/d Multicare Feline, a therapeutic food for the nutritional management of cats with feline lower urinary tract disease, Prescription Diet d/d Canine and Prescription Diet j/d Canine drove growth in the U.S. veterinary channel.

Internationally, growth was strong led by Russia, South Africa, the United Kingdom, Italy, Spain, Germany, Australia and France. New pet food products contributing to the international growth include Prescription Diet j/d Canine and Feline, Science Plan Feline Chunks in Gravy pouches and Science Plan Neutered Cat, a veterinary exclusive product.

*  *  *

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Mennen, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, Elmex, Tom’s of Maine, Ajax, Axion, Soupline, and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgate.com.

Unless otherwise indicated, all market share data included in this press release is as measured by ACNielsen.

This press release and the related webcast (other than historical information) may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, profit growth, earnings growth, financial goals, cost-reduction plans, estimated charges and savings associated with the 2004 Restructuring Program and new product introductions. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Form 10-K for the year ended December 31, 2006) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s web site at http://www.colgate.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP measures used in this earnings release:

To supplement Colgate’s condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company has disclosed non-GAAP measures of operating results that exclude certain items. Net sales, cost of sales, gross profit margin, selling, general and administrative expenses, operating profit, operating profit margin, other (income) expense, the provision for income taxes and effective tax rate, net income, and earnings per share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of certain items reported in the corporate segment, as explained below:

•

The restructuring charges relate to the restructuring program that began in the fourth quarter of 2004 and is expected to be substantially completed by 2008 (the “2004 Restructuring Program”). These restructuring charges include separation-related costs, incremental depreciation and asset write-downs, and other costs related to the implementation of the 2004 Restructuring Program. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance an investor’s overall understanding of its ongoing operations.

•

The four Other Items, which pertained to the nine months ended September 30, 2007, are comprised of the gain on sale of the Company’s household bleach business in Latin America, a charge related to the limited voluntary product recall of certain Hill’s feline products, tax adjustments which consist of the reduction of a tax loss carryforward valuation allowance in Brazil, partially offset by tax provisions for the recapitalization of certain overseas subsidiaries, all of which occurred in the first quarter of 2007, and a third quarter 2007 charge associated with certain pension obligations in accordance with Statement of Financial Accounting Standards (SFAS) No. 88, “Employers’ Accounting for Settlement and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” ( “SFAS 88 charge”). The amount of each such excluded item for the three and nine months ended September 30, 2007 is set forth in the table entitled “Supplemental Consolidated Income Statement Information – Other Items” included with this release. In light of their nature and magnitude, the Company believes that these four Other Items should be presented separately to enhance an investor’s overall understanding of its ongoing operations.

Management believes these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. See “Consolidated Income Statement and Supplemental Information—Reconciliation Excluding the 2004 Restructuring Program and Other Items” for the three and nine months ended September 30, 2007 and 2006 included with this release for a reconciliation of these financial measures to the related GAAP measures.

Sales and unit volume growth, both worldwide and in relevant geographic divisions, and operating profit in certain geographic divisions are discussed in this release both as reported and excluding divestments. Management believes this provides useful information to investors as it allows comparisons of sales growth and volume growth and operating profit from ongoing operations. See “Geographic Sales Analysis, Percentage Changes—Third Quarter 2007 vs. 2006” for a comparison of sales excluding divestments to sales as reported in accordance with GAAP.

The Company defines free cash flow before dividends as net cash provided by operations less capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies.

(See attached tables for third quarter results.)

Table 1

Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program and Other Items

For the Three Months Ended September 30, 2007 and 2006

(in Millions Except Per Share Amounts) (Unaudited)

	2007				2006
	As Reported	Restructuring	Other Items (a)	Excluding Restructuring & Other Items	As Reported	Restructuring	Excluding Restructuring
Net sales	$3,528.2	$—	$—	$3,528.2	$3,143.7	$—	$3,143.7
Cost of sales	1,544.6	37.4	—	1,507.2	1,415.3	47.0	1,368.3
Gross profit	1,983.6	(37.4)	—	2,021.0	1,728.4	(47.0)	1,775.4
Gross profit margin	56.2%			57.3%	55.0%		56.5%
Selling, general and administrative expenses	1,277.7	11.8	—	1,265.9	1,140.3	11.5	1,128.8
Other (income) expense, net	37.1	1.9	15.4	19.8	38.7	25.5	13.2
Operating profit	668.8	(51.1)	(15.4)	735.3	549.4	(84.0)	633.4
Operating profit margin	19.0%			20.8%	17.5%		20.1%
Interest expense, net	38.5	—	—	38.5	41.2	—	41.2
Income before income taxes	630.3	(51.1)	(15.4)	696.8	508.2	(84.0)	592.2
Provision for income taxes	210.2	(14.8)	(5.4)	230.4	164.1	(25.5)	189.6
Effective tax rate	33.3%			33.1%	32.3%		32.0%
Net income	420.1	(36.3)	(10.0)	466.4	344.1	(58.5)	402.6
Earnings per common share
Basic	$0.81	$(0.07)	$(0.02)	$0.90	$0.65	$(0.12)	$0.77
Diluted	$0.77	$(0.07)	$(0.02)	$0.86	$0.63	$(0.10)	$0.73
Average common shares outstanding
Basic	509.9	509.9	509.9	509.9	515.3	515.3	515.3
Diluted	542.4	542.4	542.4	542.4	550.4	550.4	550.4

(a)	See Table 3 “Supplemental Consolidated Income Statement Information - Other Items” for details.

Note:	Basic and diluted earnings per share for the “As Reported” and “Excluding Restructuring & Other Items” are computed independently for each quarter and the nine months presented. As a result of changes in shares outstanding during the year and rounding, the sum of the three quarters' earnings per share may not necessarily equal the earnings per share for the nine months. In addition, the impact of “Restructuring” and “Other Items” in 2007 on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 2

Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program and Other Items

For the Nine Months Ended September 30, 2007 and 2006

(in Millions Except Per Share Amounts) (Unaudited)

	2007				2006
	As Reported	Restructuring	Other Items (a)	Excluding Restructuring & Other Items	As Reported	Restructuring	Excluding Restructuring
Net sales	$10,147.5	$—	$(2.1)	$10,149.6	$9,028.6	$—	$9,028.6
Cost of sales	4,443.3	103.8	(1.1)	4,340.6	4,103.6	156.8	3,946.8
Gross profit	5,704.2	(103.8)	(1.0)	5,809.0	4,925.0	(156.8)	5,081.8
Gross profit margin	56.2%			57.2%	54.5%		56.3%
Selling, general and administrative expenses	3,671.6	32.9	—	3,638.7	3,210.2	30.6	3,179.6
Other (income) expense, net	55.1	15.7	(20.6)	60.0	187.0	130.3	56.7
Operating profit	1,977.5	(152.4)	19.6	2,110.3	1,527.8	(317.7)	1,845.5
Operating profit margin	19.5%			20.8%	16.9%		20.4%
Interest expense, net	121.6	—	—	121.6	119.8	—	119.8
Income before income taxes	1,855.9	(152.4)	19.6	1,988.7	1,408.0	(317.7)	1,725.7
Provision for income taxes	533.4	(44.5)	(65.8)	643.7	455.8	(96.5)	552.3
Effective tax rate	28.7%			32.4%	32.4%		32.0%
Net income	1,322.5	(107.9)	85.4	1,345.0	952.2	(221.2)	1,173.4
Earnings per common share
Basic	$2.55	$(0.21)	$0.17	$2.59	$1.81	$(0.43)	$2.24
Diluted	$2.43	$(0.20)	$0.16	$2.47	$1.73	$(0.40)	$2.13
Average common shares outstanding
Basic	511.2	511.2	511.2	511.2	515.4	515.4	515.4
Diluted	544.4	544.4	544.4	544.4	550.7	550.7	550.7

(a)	See Table 3 “Supplemental Consolidated Income Statement Information-Other Items” for details.

Note:	Basic and diluted earnings per share for the “As Reported” and “Excluding Restructuring & Other Items” are computed independently for each quarter and the nine months presented. As a result of changes in shares outstanding during the year and rounding, the sum of the three quarters’ earnings per share may not necessarily equal the earnings per share for the nine months. In addition, the impact of “Restructuring” and “Other Items” in 2007 on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 3

Colgate-Palmolive Company

Supplemental Consolidated Income Statement Information

Other Items

For the Three and Nine Months Ended September 30, 2007

(in Millions Except Per Share Amounts) (Unaudited)

	Three Months Ended September 30, 2007
	Gain on Bleach Sale	Hill's Product Voluntary Recall	Tax Adjustments*	SFAS 88 Pension Charges	Total Other Items
Net sales	$—	$—	$—	$—	$—
Cost of sales	—	—	—	—	—
Gross profit	—	—	—	—	—
Selling, general and administrative expenses	—	—	—	—	—
Other (income) expense, net	—	—	—	15.4	15.4
Operating profit	—	—	—	(15.4)	(15.4)
Interest expense, net	—	—	—	—	—
Income before income taxes	—	—	—	(15.4)	(15.4)
Provision for income taxes	—	—	—	(5.4)	(5.4)
Net income	—	—	—	(10.0)	(10.0)
Earnings per common share
Basic	$—	$—	$—	$(0.02)	$(0.02)
Diluted	$—	$—	$—	$(0.02)	$(0.02)

	Nine Months Ended September 30, 2007
	Gain on Bleach Sale	Hill's Product Voluntary Recall	Tax Adjustments*	SFAS 88 Pension Charges	Total Other Items
Net sales	$—	$(2.1)	$—	$—	$(2.1)
Cost of sales	—	(1.1)	—	—	(1.1)
Gross profit	—	(1.0)	—	—	(1.0)
Selling, general and administrative expenses	—	—	—	—	—
Other (income) expense, net	(48.6)	12.6	—	15.4	(20.6)
Operating profit	48.6	(13.6)	—	(15.4)	19.6
Interest expense, net	—	—	—	—	—
Income before income taxes	48.6	(13.6)	—	(15.4)	19.6
Provision for income taxes	18.9	(5.4)	(73.9)	(5.4)	(65.8)
Net income	29.7	(8.2)	73.9	(10.0)	85.4
Earnings per common share
Basic	$0.06	$(0.02)	$0.15	$(0.02)	$0.17
Diluted	$0.05	$(0.01)	$0.14	$(0.02)	$0.16

*	Reduction of tax loss carryforward valuation allowances in Brazil of $94.6, partially offset by tax provisions for the recapitalization of certain overseas subsidiaries.

Table 4

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2007, December 31, 2006 and September 30, 2006

(Dollars in Millions) (Unaudited)

	September 30, 2007	December 31, 2006	September 30, 2006
Cash and cash equivalents	$628.4	$489.5	$502.9
Receivables, net	1,758.0	1,523.2	1,446.3
Inventories	1,167.0	1,008.4	1,001.6
Other current assets	382.4	279.9	304.5
Property, plant and equipment, net	2,831.7	2,696.1	2,526.4
Other assets, including goodwill and intangibles	3,316.2	3,140.9	3,386.8

Total assets	$10,083.7	$9,138.0	$9,168.5

Total debt	3,608.2	3,671.2	3,577.9
Other current liabilities	2,927.0	2,518.3	2,409.2
Other non-current liabilities	1,526.4	1,537.6	1,546.8

Total liabilities	8,061.6	7,727.1	7,533.9
Total shareholders’ equity	2,022.1	1,410.9	1,634.6

Total liabilities and shareholders’ equity	$10,083.7	$9,138.0	$9,168.5

Supplemental Balance Sheet Information
Debt less cash and marketable securities*	$2,927.0	$3,170.2	$3,044.9
Working capital % of sales	2.4%	2.3%	2.6%

*	Marketable securities of $52.8, $11.5 and $30.1 as of September 30, 2007, December 31, 2006 and September 30, 2006, respectively, are included in Other current assets.

Table 5

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2007 and 2006

(Dollars in Millions) (Unaudited)

	2007	2006
Operating Activities
Net income	$1,322.5	$952.2
Adjustments to reconcile net income to net cash provided by operations:
Restructuring, net of cash	(3.6)	187.6
Depreciation and amortization	246.4	243.5
Gain before tax on sale of non-core product lines	(48.6)	—
Stock-based compensation expense	93.1	91.7
Deferred income taxes	(60.2)	(24.5)
Cash effects of changes in:
Receivables	(167.0)	(122.9)
Inventories	(118.4)	(128.9)
Accounts payable and other accruals	364.8	122.8
Other non-current assets and liabilities	9.7	48.4

Net cash provided by operations	1,638.7	1,369.9

Investing Activities
Capital expenditures	(327.1)	(251.8)
Sale of property and non-core product lines	106.0	2.9
Payment for acquisitions, net of cash acquired	(26.5)	(200.0)
Other	(56.0)	(21.4)

Net cash used in investing activities	(303.6)	(470.3)

Financing Activities
Principal payments on debt	(1,635.9)	(1,011.3)
Proceeds from issuance of debt	1,530.4	1,116.7
Dividends paid	(550.4)	(497.4)
Purchases of treasury shares	(866.6)	(601.3)
Proceeds from exercise of stock options and excess tax benefits	313.7	258.5

Net cash used in financing activities	(1,208.8)	(734.8)

Effect of exchange rate changes on Cash and cash equivalents	12.6	(2.6)

Net increase in Cash and cash equivalents	138.9	162.2
Cash and cash equivalents at beginning of period	489.5	340.7

Cash and cash equivalents at end of period	$628.4	$502.9

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less capital expenditures)
Net cash provided by operations	$1,638.7	$1,369.9
Less: Capital expenditures	(327.1)	(251.8)

Free cash flow before dividends	$1,311.6	$1,118.1

Income taxes paid	$469.3	$497.9

Table 6

Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2007 and 2006

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales
Oral, Personal and Home Care
North America	$687.7	$668.1	$2,021.6	$1,933.1
Latin America	893.7	769.3	2,544.9	2,203.1
Europe/South Pacific	875.3	779.8	2,501.8	2,192.7
Greater Asia/Africa	607.2	512.5	1,726.0	1,489.6

Total Oral, Personal and Home Care	$3,063.9	$2,729.7	$8,794.3	$7,818.5

Pet Nutrition	464.3	414.0	1,353.2	1,210.1

Total Net sales	$3,528.2	$3,143.7	$10,147.5	$9,028.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating profit
Oral, Personal and Home Care
North America	$171.0	$143.5	$484.8	$418.7
Latin America	250.2	220.8	742.4	651.9
Europe/South Pacific	199.9	179.5	565.7	495.1
Greater Asia/Africa	90.8	65.9	259.2	199.3

Total Oral, Personal and Home Care	$711.9	$609.7	$2,052.1	$1,765.0

Pet Nutrition	116.9	106.7	354.5	318.4
Corporate	(160.0)	(167.0)	(429.1)	(555.6)

Total Operating profit	$668.8	$549.4	$1,977.5	$1,527.8

The Company evaluates segment performance based on several factors, including Operating profit. The Company uses Operating profit as a measure of operating segment performance because it excludes the impact of corporate-driven decisions related to interest expense and income taxes. Corporate operations include research and development costs, unallocated overhead costs, stock-based compensation related to stock options and restricted stock awards, restructuring and related implementation costs, SFAS 88 pension charges and gains and losses on sales of non-core brands and assets.

For the three months ended September 30, 2007 and 2006, Corporate operating expenses include $51.1 and $84.0 of charges related to the Company’s 2004 Restructuring Program, respectively. For the nine months ended September 30, 2007 and 2006, Corporate operating expenses include $152.4 and $317.7 of charges related to the Company’s 2004 Restructuring Program, respectively. Additionally, Corporate operating expenses for the three and nine months ended September 30, 2007 were increased by SFAS 88 pension charges of $15.4. For the nine months ended September 30, 2007, Corporate operating expenses were reduced by a $48.6 gain related to the sale of the Company's household bleach business in Latin America.

As a result of a limited voluntary recall of Hill's product in March 2007, Pet Nutrition Net sales for the nine months ended September 30, 2007 were reduced by $2.1 and Corporate operating expenses increased by $13.6.

Table 7

Colgate-Palmolive Company

Geographic Sales Analysis

Percentage Changes - Third Quarter 2007 vs 2006

September 30, 2007

(Unaudited)

			COMPONENTS OF SALES CHANGE THIRD QUARTER					COMPONENTS OF SALES CHANGE NINE MONTHS

Region	3rd Qtr Sales Change As Reported	3rd Qtr Sales Change Ex-Divestment	Ex-Divested Volume	Pricing Coupons Consumer & Trade Incentives	Exchange	9 Months Sales Change As Reported	9 Months Sales Change Ex-Divestment	Ex-Divested Volume	Pricing Coupons Consumer & Trade Incentives	Exchange

Total Company	12.0%	13.0%	6.5%	1.0%	5.5%	12.5%	13.0%	7.5%	1.0%	4.5%

Europe/South Pacific	12.0%	12.0%	4.5%	(2.0)%	9.5%	14.0%	14.0%	6.0%	(1.5)%	9.5%

Latin America	16.0%	18.0%	9.5%	3.0%	5.5%	15.5%	17.0%	12.0%	1.5%	3.5%

Greater Asia/Africa	18.5%	18.5%	9.5%	1.0%	8.0%	16.0%	16.0%	9.0%	1.5%	5.5%

Total International	15.5%	16.0%	7.5%	1.0%	7.5%	15.0%	15.5%	9.0%	0.5%	6.0%

North America	3.0%	4.5%	3.0%	0.5%	1.0%	4.5%	6.0%	5.5%	0.5%	0.0%

Total CP Products	12.0%	13.0%	6.5%	0.5%	6.0%	12.5%	13.0%	8.0%	0.5%	4.5%

Hill's	12.0%	12.0%	5.0%	4.0%	3.0%	12.0%	12.0%	5.0%	4.5%	2.5%